Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

November 16, 2017

Mateon Therapeutics, Inc.

701 Gateway Blvd., Suite 210

South San Francisco, California 94080

Ladies and Gentlemen:

This opinion is furnished to you in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-217904) (the “Registration Statement”) filed by Mateon Therapeutics, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 11, 2017, as amended on June 13, 2017, August 2, 2017, September 29, 2017 and November 16, 2017, with respect to the offer and sale of (i) up to 16,666,666 shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), (ii) warrants to purchase up to 8,333,333 shares of Common Stock (the “Common Warrants”), and (iii) pre-funded warrants to purchase up to 16,666,666 shares of Common Stock (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”; such shares of Common Stock, the shares of Common Stock underlying the Pre-Funded Warrants and the shares of Common Stock underlying the Common Warrants collectively referred to herein as the “Securities”).

The Securities are to be sold by the Company pursuant to a prospectus to be filed with the Registration Statement (the “Prospectus”), the Warrants, and a securities purchase agreement pursuant to which certain of the Securities are to be sold (the “Purchase Agreement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date; (ii) certain resolutions of the Board of Directors of the Company relating to the sale of the Securities; (iii) the Purchase Agreement; (iv) the Warrants; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be reliable.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, as subject to the limitations set forth herein, we are of the opinion that (i) the Securities are or will be, upon issuance, duly authorized, and when issued and sold in accordance with the terms and conditions of the Purchase Agreement, the Warrants and the Prospectus, as applicable, will be validly issued, fully paid and non-assessable and (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof, the Warrants, when issued and sold as contemplated in the Purchase Agreement, the Registration Statement and the Prospectus in exchange for the requisite payment therefor, will be valid and legally binding obligations of the Company.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | SAN FRANCISCO | SAN DIEGO | LONDON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

November 16, 2017

Our opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.